Exhibit 99.1

Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Strong Third Quarter 2010 Earnings
Year-over-year revenues increase 1.1%
Year-over-year adjusted EPS increases 7.2% to 89 cents per diluted share
     JACKSONVILLE, Fla. – October 28, 2010 – Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenues of $626.0 million for the third quarter of 2010, an increase of 1.1% compared to the third quarter of 2009, while net earnings of $78.7 million or 85 cents per diluted share in the third quarter of 2010 increased from $75.5 million or 78 cents per diluted share in the prior year quarter.
     Adjusted net earnings for the third quarter of 2010 were $82.2 million, or 89 cents per diluted share, compared to $80.2 million, or 83 cents per diluted share in the third quarter of 2009 and, were higher primarily due to growth in operating income, reduced interest expense and a lower share count. Adjusted net earnings in the current quarter include an adjustment for purchase price amortization of 4 cents per diluted share and the prior year quarter included a similar adjustment of 5 cents per diluted share.
     “LPS delivered a strong third quarter despite a very difficult environment in the origination market, sluggish conditions in the default market and an ongoing challenging business environment. LPS, with its technology driven, broad-based end-to-end solutions for the mortgage and real estate industries remains well positioned for the fourth quarter and to continue to grow profitably in the years ahead,” said Lee A. Kennedy, Executive Chairman of LPS. “Our Other TD&A segment reflected robust growth from continued market share gains. While our Default Services business was impacted by a challenging business environment, our Loan Facilitation business delivered strong results in a difficult market,” added Jeff Carbiener, President and CEO of LPS.
     Operating income of $144.3 million in the quarter increased from $143.6 million in the third quarter of 2009.
     Year-to-date adjusted free cash flow (net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software) for 2010 was $207.6 million compared to $231.6 million for the first nine months of 2009 primarily due to higher capital expenditures as well as from changes in working capital.
Technology, Data and Analytics (TD&A)
     Revenues for the segment were $196.9 million compared to $186.3 million in the third quarter of 2009, while operating income of $67.4 million compared to $62.4 million in the prior year quarter. Mortgage Processing revenues of $102.4 million compared to $103.0 million in the same period last year. Other TD&A revenues of $94.6 million were 13.5% above the third quarter of 2009 primarily due to higher Desktop revenues as well as strong growth in our Other Software and Services offerings. Overall operating income for TD&A grew 8.0% over the prior year period primarily due to higher contributions from Mortgage Processing, Other Software and Services and Desktop, somewhat offset by lower contributions from our Data & Analytics businesses.
Loan Transaction Services (LTS)
     Revenues for the segment were $431.1 million compared to $440.5 million in the third quarter of 2009, and operating income of $96.7 million compared to $101.6 million in the prior year period. Loan Facilitation Services revenues of $165.5 million increased 21.1% year-over-year, and compared very favorably to the Mortgage Bankers Association’s (MBA) estimate of overall originations being lower by 19% year-over-year. This positive variance was primarily due to continued market share gains in our settlement services and appraisal offerings. Default Services revenues of $265.6 million declined 12.6% compared to the third quarter of 2009 driven by a continued broader industry slowdown. Overall operating income for LTS was lower mainly due to lower contributions from Default Services partly offset by higher income in Loan Facilitation services.
Corporate and Other
     Net corporate expenses in the third quarter of 2010 were $19.8 million compared to $20.3 million in the prior year quarter.
     The company noted that it had repurchased 2.3 million shares for $70.3 million in the third quarter. Following these purchases, $79.8 million remained available under the previous authorization. Also, the company announced that its Board of Directors had authorized a new share repurchase program of $250 million that replaced the previous authorization.
Outlook
     “Third quarter and year-to-date 2010 results were strong and, while the broader economic environment remains difficult and some of our markets continue to present challenges, LPS with its solid market presence remains well positioned for a strong finish in 2010 and to continue to grow revenue and earnings in 2011,” said Jeff Carbiener. “Based on year-to-date trends and the outlook for the fourth quarter for the origination and default markets, we expect fourth quarter adjusted earnings to be in the range of 90-92 cents per diluted share. For full year 2010, we expect revenues to grow 3-4% compared to 2009 and adjusted earnings to be in the $3.48-$3.50 per diluted share range.”

Use of Non-GAAP Financial Information
     Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions), “adjusted net earnings per diluted share” (adjusted net earnings divided by diluted weighted average shares), and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Friday, October 29, 2010, at 8:00 a.m. EDT. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through November 5, 2010 by dialing 888-203-1112 (access code: 2974079).
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, workflow automation (Desktop), servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages by dollar volume are serviced using LPS’s Mortgage Servicing Package (MSP). LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, visit www.lpsvcs.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to:

our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
		(In thousands, except per share data)
Processing and services revenues	$626,040	$619,427	$1,817,515	$1,762,415
Cost of revenues	417,243	409,113	1,204,112	1,167,829

Gross profit	208,797	210,314	613,403	594,586
Selling, general and administrative expenses	64,516	66,671	185,051	203,280

Operating income	144,281	143,643	428,352	391,306
Other income (expense):
Interest income	147	283	1,070	1,249
Interest expense	(17,073)	(21,195)	(54,533)	(64,734)
Other expense, net	79	(203)	202	(217)

Total other income (expense)	(16,847)	(21,115)	(53,261)	(63,702)

Earnings from continuing operations before income taxes and equity in losses of unconsolidated entity	127,434	122,528	375,091	327,604
Provision for income taxes	48,743	46,867	143,471	125,308

Earnings from continuing operations before equity in losses of unconsolidated entity	78,691	75,661	231,620	202,296
Equity in losses of unconsolidated entity	—	—	—	(37)

Earnings from continuing operations	78,691	75,661	231,620	202,259
Discontinued operation, net of tax	—	—	—	(504)

Net earnings	78,691	75,661	231,620	201,755
Non controlling minority interest	—	(119)	—	(927)

Net earnings attributable to Lender Processing Services, Inc.	$78,691	$75,542	$231,620	$200,828

Net earnings per share — diluted from continuing operations	$0.85	$0.78	$2.45	$2.09
Net earnings per share — diluted from discontinued operation	—	—	—	—

Net earnings per share — diluted	$0.85	$0.78	$2.45	$2.09

Weighted average shares outstanding — diluted	92,682	96,399	94,658	95,941

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2010	2009
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$72,518	$70,528
Trade receivables, net of allowance for doubtful accounts	418,558	401,333
Other receivables	2,747	3,770
Prepaid expenses and other current assets	36,397	26,985
Deferred income taxes	43,993	47,528

Total current assets	574,213	550,144

Property and equipment, net of accumulated depreciation	123,905	113,108
Computer software, net of accumulated amortization	210,770	185,376
Other intangible assets, net of accumulated amortization	55,455	72,796
Goodwill	1,166,142	1,166,142
Other non-current assets	120,106	109,738

Total assets	$2,250,591	$2,197,304

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$145,100	$40,100
Trade accounts payable	45,006	38,166
Accrued salaries and benefits	45,784	54,376
Recording and transfer tax liabilities	13,412	15,208
Due to affiliates	—	3,321
Other accrued liabilities	139,604	151,601
Deferred revenues	52,259	66,602

Total current liabilities	441,165	369,374

Deferred revenues	36,553	37,681
Deferred income taxes, net	81,326	65,215
Long-term debt, net of current portion	1,140,425	1,249,250
Other non-current liabilities	21,616	19,926

Total liabilities	1,721,085	1,741,446

Equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at September 30, 2010 or December 31, 2009, respectively	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million and 97.0 million shares issued at September 30, 2010 and December 31, 2009, respectively	10	10
Additional paid-in capital	207,625	173,424
Retained earnings	534,423	330,963
Accumulated other comprehensive loss	(1,803)	(7,630)
Treasury stock $0.0001 par value; 6.1 million and 1.2 million shares at September 30, 2010 and December 31, 2009, respectively	(210,749)	(40,909)

Total equity	529,506	455,858

Total liabilities and equity	$2,250,591	$2,197,304

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net earnings attributable to Lender Processing Services, Inc.	$231,620	$200,828
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	71,814	72,623
Amortization of debt issuance costs	3,506	3,968
Gain on sale of discontinued operation	—	(2,574)
Deferred income taxes, net	16,604	(651)
Stock-based compensation cost	22,052	20,364
Tax expense (benefit) associated with equity compensation	205	(2,625)
Equity in losses of unconsolidated entity	—	37
Noncontrolling minority interest	—	927
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	(17,224)	(76,642)
Other receivables	1,023	13,321
Prepaid expenses and other assets	(17,272)	(7,798)
Deferred revenues	(15,471)	(2,922)
Accounts payable and other liabilities	(5,140)	76,281

Net cash provided by operating activities	291,717	295,137

Cash flows from investing activities:
Additions to property and equipment	(32,601)	(24,896)
Additions to capitalized software	(51,505)	(42,966)
Purchases of investments	(10,856)	—
Acquisition of title plants	(1,840)	(14,319)
Acquisitions, net of cash acquired	(271)	(16,403)
Proceeds from sale of discontinued operation, net of cash distributed	—	(32,638)

Net cash used in investing activities	(97,073)	(131,222)

Cash flows from financing activities:
Debt service payments	(3,825)	(180,455)
Stock options exercised	10,505	2,002
Tax (expense) benefit associated with equity compensation	(205)	2,625
Cash dividends paid	(28,160)	(28,723)
Repurchase of minority interests in subsidiary	—	(2,600)
Treasury stock purchases	(167,991)	(9,883)
Bond repurchases	—	(8,000)
Contingent payments related to acquisitions	(2,978)	—

Net cash used in financing activities	(192,654)	(225,034)
Net increase (decrease) in cash and cash equivalents	1,990	(61,119)
Cash and cash equivalents, beginning of period	70,528	125,966

Cash and cash equivalents, end of period	$72,518	$64,847

Supplemental disclosures of cash flow information:
Cash paid for interest	$60,631	$69,882

Cash paid for taxes	$116,955	$107,709

Non-cash redistribution of assets to FIS	$—	$434

Non-cash consideration received from sale of discontinued operation	$—	$40,310

Non-cash consideration issued in acquisition of business	$—	$(5,162)

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES	Exhibit D
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands)

	Nine months ended September 30,		Quarter ended
	2010	2009	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
1. Revenues — Continuing Operations

Technology, Data and Analytics (TD&A):
Mortgage Processing	$302,352	$283,690	$102,362	$102,356	$97,634	$104,184	$102,973	$89,567	$91,150
Other TD&A	259,235	234,364	94,555	82,852	81,828	85,247	83,313	82,322	68,729

Total	561,587	518,054	196,917	185,208	179,462	189,431	186,286	171,889	159,879

Loan Transaction Services:
Loan Facilitation Services	452,575	404,381	165,490	140,471	146,614	142,919	136,657	148,510	119,214
Default Services	809,289	858,666	265,572	275,046	268,671	278,647	303,823	299,534	255,309

Total	1,261,864	1,263,047	431,062	415,517	415,285	421,566	440,480	448,044	374,523

Corporate and Other	(5,936)	(18,686)	(1,939)	(1,644)	(2,353)	(2,864)	(7,339)	(6,762)	(4,585)

Total Revenue	$1,817,515	$1,762,415	$626,040	$599,081	$592,394	$608,133	$619,427	$613,171	$529,817

Revenue Growth from Prior Year Period

Technology, Data and Analytics:
Mortgage Processing	6.6%	15.4%	-0.6%	14.3%	7.1%	17.9%	23.2%	9.1%	13.7%
Other TD&A	10.6%	37.3%	13.5%	0.6%	19.1%	40.3%	50.5%	37.9%	23.5%

Total	8.4%	24.4%	5.7%	7.7%	12.2%	27.0%	34.1%	21.3%	17.7%

Loan Transaction Services:
Loan Facilitation Services	11.9%	16.3%	21.1%	-5.4%	23.0%	70.3%	55.9%	25.8%	-16.1%
Default Services	-5.8%	41.2%	-12.6%	-8.2%	5.2%	14.3%	25.6%	51.9%	51.0%

Total	-0.1%	32.1%	-2.1%	-7.3%	10.9%	28.7%	33.7%	42.1%	20.4%

Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m

Total Revenue	3.1%	29.2%	1.1%	-2.3%	11.8%	28.3%	32.7%	35.3%	19.4%

2. Depreciation and Amortization — Continuing Operations

Depreciation and Amortization	$47,915	$45,399	$17,142	$15,780	$14,993	$15,932	$15,894	$15,431	$14,074
Purchase Price Amortization	18,312	23,095	5,710	5,884	6,718	7,654	7,608	7,404	8,083
Other Amortization	5,587	4,124	1,668	1,976	1,943	1,713	1,542	753	1,829

Total Depreciation and Amortization	$71,814	$72,618	$24,520	$23,640	$23,654	$25,299	$25,044	$23,588	$23,986

3. Stock Compensation Expense

Stock Compensation Expense, Excluding Acceleration Charges	$22,052	$19,565	$8,215	$7,280	$6,557	$7,678	$7,062	$6,459	$6,044
Stock Acceleration Expense	—	799	—	—	—	—	—	—	799

Total Stock Compensation Expense	$22,052	$20,364	$8,215	$7,280	$6,557	$7,678	$7,062	$6,459	$6,843

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES	Exhibit E
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Nine months ended September 30,		Quarter ended
	2010	2009	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
1. EBIT — Continuing Operations

Consolidated
Revenue	$1,817,515	$1,762,415	$626,040	$599,081	$592,394	$608,133	$619,427	$613,171	$529,817
Cost of Sales	1,204,112	1,167,829	417,243	390,847	396,022	403,174	409,113	404,014	354,702
Selling, General and Administrative Expenses	185,051	203,280	64,516	59,815	60,720	64,059	66,671	65,431	71,178

Operating Income	428,352	391,306	144,281	148,419	135,652	140,900	143,643	143,726	103,937
Less Non-recurring Charges:
Restructuring Costs	—	8,186	—	—	—	—	—	—	8,186
Acceleration of Performance-Based Shares	—	799	—	—	—	—	—	—	799

EBIT, as adjusted	$428,352	$400,291	$144,281	$148,419	$135,652	$140,900	$143,643	$143,726	$112,922

EBIT Margin, as adjusted	23.6%	22.7%	23.0%	24.8%	22.9%	23.2%	23.2%	23.4%	21.3%

Depreciation and Amortization	$71,814	$72,618	$24,520	$23,640	$23,654	$25,299	$25,044	$23,588	$23,986

Technology, Data and Analytics
Revenue	$561,587	$518,054	$196,917	$185,208	$179,462	$189,431	$186,286	$171,889	$159,879
Cost of Sales	314,533	295,043	108,421	100,317	105,795	107,368	105,651	98,929	90,463
Selling, General and Administrative Expenses	60,985	52,146	21,108	20,066	19,811	18,571	18,256	17,824	16,066

Operating Income	186,069	170,865	67,388	64,825	53,856	63,492	62,379	55,136	53,350
Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$186,069	$170,865	$67,388	$64,825	$53,856	$63,492	$62,379	$55,136	$53,350

EBIT Margin, as adjusted	33.1%	33.0%	34.2%	35.0%	30.0%	33.5%	33.5%	32.1%	33.4%

Depreciation and Amortization	$49,117	$51,411	$16,532	$16,047	$16,538	$18,066	$17,595	$16,441	$17,375

Loan Transaction Services
Revenue	$1,261,864	$1,263,047	$431,062	$415,517	$415,285	$421,566	$440,480	$448,044	$374,523
Cost of Sales	895,496	891,515	310,780	292,107	292,609	298,723	311,230	311,349	268,936
Selling, General and Administrative Expenses	69,216	82,088	23,561	21,798	23,857	25,681	27,665	27,064	27,359

Operating Income	297,152	289,444	96,721	101,612	98,819	97,162	101,585	109,631	78,228
Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$297,152	$289,444	$96,721	$101,612	$98,819	$97,162	$101,585	$109,631	$78,228

EBIT Margin, as adjusted	23.5%	22.9%	22.4%	24.5%	23.8%	23.0%	23.1%	24.5%	20.9%

Depreciation and Amortization	$17,087	$15,029	$6,152	$5,749	$5,186	$5,281	$5,295	$5,126	$4,608

Corporate and Other
Revenue	$(5,936)	$(18,686)	$(1,939)	$(1,644)	$(2,353)	$(2,864)	$(7,339)	$(6,762)	$(4,585)
Cost of Sales	(5,917)	(18,729)	(1,958)	(1,577)	(2,382)	(2,917)	(7,768)	(6,264)	(4,697)
Selling, General and Administrative Expenses	54,850	69,046	19,847	17,951	17,052	19,807	20,750	20,543	27,753

Operating Income	(54,869)	(69,003)	(19,828)	(18,018)	(17,023)	(19,754)	(20,321)	(21,041)	(27,641)
Less Non-recurring Charges:
Restructuring Costs	—	8,186	—	—	—	—	—	—	8,186
Acceleration of Performance-Based Shares	—	799	—	—	—	—	—	—	799

EBIT, as adjusted	$(54,869)	$(60,018)	$(19,828)	$(18,018)	$(17,023)	$(19,754)	$(20,321)	$(21,041)	$(18,656)

Depreciation and Amortization	$5,610	$6,178	$1,836	$1,844	$1,930	$1,952	$2,154	$2,021	$2,003

2. Net Earnings — Reconciliation
Net Earnings	$231,620	200,828	$78,691	$80,413	$72,516	$74,901	$75,542	$75,240	$50,046
Less Non-recurring Charges:
Restructuring Costs, net of tax	—	5,055	—	—	—	—	—	—	5,055
Acceleration of Performance-Based Shares, net of tax	—	493	—	—	—	—	—	—	493

Net Earnings, as adjusted	231,620	206,376	78,691	$80,413	72,516	74,901	75,542	75,240	55,594
Purchase Price Amortization, net of tax (1)	11,307	14,261	3,526	3,633	4,148	4,726	4,698	4,572	4,991

Adjusted Net Earnings	$242,927	$220,637	$82,217	$84,046	$76,664	$79,627	$80,240	$79,812	$60,585

Adjusted Net Earnings Per Diluted Share	$2.57	$2.30	$0.89	$0.89	$0.80	$0.82	$0.83	$0.83	$0.64

Diluted Weighted Average Shares	94,658	95,941	92,682	94,910	96,416	96,781	96,399	96,133	95,284

3. Cashflow — Reconciliation
Cash Flows from Operating Activities:
Net Earnings	$231,620	$200,828	$78,691	$80,413	$72,516	$74,901	$75,542	$75,240	$50,046
Less Non-recurring Charges:
Restructuring Costs, net of tax	—	4,304	—	—	—	—	—	—	4,304

Net Earnings, as adjusted	231,620	205,132	78,691	80,413	72,516	74,901	75,542	75,240	54,350
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	114,181	92,069	41,548	34,591	38,042	60,281	32,279	31,700	28,090
Working capital adjustments	(54,084)	2,240	(35,191)	(17,375)	(1,518)	13,369	(16,954)	21,957	(2,763)

Net cash provided by operating activities	291,717	299,441	85,048	97,629	109,040	148,551	90,867	128,897	79,677

Capital expenditures included in investing activities	(84,106)	(67,862)	(26,940)	(29,122)	(28,044)	(30,913)	(19,455)	(25,836)	(22,571)

Adjusted Net Free Cash Flow	$207,611	$231,579	$58,108	$68,507	$80,996	$117,638	$71,412	$103,061	$57,106

Notes:

(1)	Purchase price amortization, net of tax, represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.